Exhibit 1.1

TUYA INC.

7,300,000 Class A Ordinary Shares

(US$0.00005 par value per share)

International Underwriting Agreement

[●], 2022

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29/F One International Finance Centre

1 Harbour View Street

Central

Hong Kong

Morgan Stanley Asia Limited (“MS Asia”)

46th Floor, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

Merrill Lynch (Asia Pacific) Limited (“BofA Securities”)

55/F, Cheung Kong Center

2 Queen’s Road Central, Central

Hong Kong

CICC, MS Asia and BofA Securities collectively, as the Joint Representatives (as defined herein) of the several International Underwriters named in Schedule I-B hereto, and CICC, BofA Securities and MS Asia collectively, as the Joint Sponsors (as defined herein)

Ladies and Gentlemen:

Tuya Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement” or “International Underwriting Agreement”), to issue and sell to the several international underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters an aggregate of 7,300,000 Class A ordinary shares (the “Firm Shares”) and, at the election of the International Underwriters, up to 1,095,000 additional Class A ordinary shares (the “Option Shares”) of US$0.00005 par value per share of the Company (the “Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the Firm Shares and the Option Shares are collectively referred to herein as the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to herein as the “International Offering”).

The Company has entered into an agreement dated June 20, 2022 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 730,000 Class A ordinary shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is referred to herein as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are collectively referred to herein as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are collectively referred to herein as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are collectively referred to herein as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares and the Hong Kong Offer Shares are being offered [at an identical price of HK$[●] per Share] (the “Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by the “SEHK, a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”) and a transaction levy per Share of 0.00015% of the Offer Price (the “FRC Transaction Levy”) imposed by Financial Reporting Council of Hong Kong (the “FRC”), in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent (as defined below) to the Joint Representatives in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of each Joint Representative in Schedule I-B hereto. The Trading Fee, the Transaction Levy and FRC Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

A prospectus dated June 22, 2022 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company for subscription of the Hong Kong Offer Shares in the Hong Kong Public Offering. The Company has made an application for listing the Shares on the Main Board of the SEHK, and CICC, BofA Securities and MS Asia are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F-3 (File No. 333- 265320) relating to the registration of the Shares. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, is referred to herein as the “Registration Statement”; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including the Base Prospectus and any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus, the Disclosure Package (as defined below) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post- effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus.” The Preliminary Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [●] [a.m.]/[p.m.] Hong Kong time on the date of this Agreement.

CICC, MS Asia and BofA Securities shall act as the joint representatives of the International Underwriters for the International Offering (collectively, the “Joint Representatives,” and each a “Joint Representative”) and the joint global coordinators for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Global Coordinators,” and each a “Joint Global Coordinator”). CICC, MS Asia, BofA Securities, CMB International Capital Limited and Tiger Brokers (HK) Global Limited shall act as the joint bookrunners for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Bookrunners,” and each a “Joint Bookrunner”) and the joint lead managers for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Lead Managers,” and each a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement between the International Underwriters and the Hong Kong Underwriters (the “Inter-syndicate Agreement”), which provides, among other things, that the Joint Representatives shall have the right to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters.

The obligations of each of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as stipulated in this Agreement are several (and not joint or joint and several). None of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters will be liable for any failure on the part of any of the other Joint Global Coordinators, Joint Representatives, Joint Bookrunners, Joint Lead Managers or International Underwriters to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other Joint Global Coordinators, Joint Representatives, Joint Bookrunners, Joint Lead Managers or International Underwriters to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters. Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Reference is made to a stock borrowing agreement between Tenet Group Limited (the “Lender”) and the Stabilizing Manager (as defined below) (or its affiliates or any person acting for it) (the “Stock Borrowing Agreement”) dated on or around the date of this Agreement, pursuant to which the Lender has agreed to lend to the Stabilizing Manager (or its affiliates or any person acting for it) an aggregate of up to 1,095,000 Class A Ordinary Shares during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein is not exclusive. The term “business day,” as used herein shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, or other third party claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind; “Governmental Authority” means any administrative, governmental, executive or regulatory commission, individual, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; “Group Entities” refers to the subsidiaries and Consolidated Affiliated Entities of the Company (and together with the Company, the “Group”); “Laws” means all laws, rules, regulations, guidelines, opinions, notices, circulars, orders, executive orders, codes, policies, consents, judgments, decrees or rulings of any court, government, law enforcement agency, governmental or regulatory authority whether national, central, federal, provincial, regional, state, municipal or local, domestic or foreign (including, without limitation, any common law or case law) of all relevant jurisdictions (including, without limitation, the United States, Hong Kong and the PRC); “Sanctions” means any sanctions administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), including but not limited to inclusion in the Non-SDN Chinese Military-Industrial Complex Companies List, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal authorities whether of Hong Kong, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation. References in this Agreement to knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries. “Material Adverse Effect” means a material adverse effect or any development involving a prospective material adverse effect, on the assets, liabilities, general affairs, business, management, performance, prospects, shareholders’ equity, position or condition (financial or otherwise), results of operations, or prospects of the Group, taken as a whole.

In this Agreement, the exercise of any right, duty, power, authority or discretion of the Joint Representatives shall be effective if a simple majority of the Joint Representatives elects to exercise such right, duty, power, authority or discretion, and any such right, duty, power, authority or discretion exercised by the Joint Representatives shall be conclusive and binding on the International Underwriters (including, for the avoidance of doubt, the other Joint Sponsors or Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers).

1.	Sale and Purchase.

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several International Underwriters, and each of the International Underwriters agrees, severally and not jointly or jointly and severally, to purchase from the Company, or procure purchasers for or, failing which, to purchase through its Affiliates (as defined in Rule 405 under the Securities Act) from the Company, at the Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 10 hereof);

(b)	In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”), severally and not jointly, to procure purchasers for, or failing which, purchase themselves or through their respective Affiliates all or a portion of the Option Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the International Underwriters shall have the right, severally and not jointly, to purchase from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its affiliates or the purchasers procured by it), all or a portion of the Option Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. Any such election to purchase Option Shares may be exercised by the Joint Representatives in their sole and absolute discretion on behalf of the several International Underwriters by written notice, substantially in the form set forth in Exhibit D hereto, to the Company at any time until 30 calendar days from the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, but in no event earlier than the First Time of Delivery (as defined below) or, unless the Joint Representatives and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice. Upon any exercise of the Over-Allotment Option, the number of Option Shares to be purchased by each International Underwriter should be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 10 hereof.

(c)	The Joint Representatives, on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, will jointly advise the Company on the manner and basis of allocation of the International Offer Shares, and a final allocation shall be confirmed and determined by the Company. Upon the authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that, the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(d)	It is agreed and understood that pursuant to the Inter-syndicate Agreement, under the direction of the Joint Representatives, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times, or (iii) 100 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available under the Hong Kong Public Offering will represent approximately 30% (in the case of (i)), 40% (in the case of (ii)) and 50% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option). In each case, the number of Offer Shares allocated to the International Offering will be correspondingly reduced in such manner as the Joint Representatives, in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. An amount equal to the underwriting commissions on the Offer Shares reallocated from the International Offering to the Hong Kong Public Offering (the “Reallocated Shares”) (which underwriting commission, expressed as a percentage, shall be the same per Reallocated Share as per International Offer Share) shall be withheld by the International Underwriters from the amount otherwise payable hereunder to the Company. For the avoidance of doubt, no underwriting commissions shall be payable by the Company to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as Offer Shares originally included in the Hong Kong Public Offering.

(e)	It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Inter-syndicate Agreement, the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of an Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Shares”) to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter will become obligated to pay the Offer Price for such Unsold Shares reallocated to such International Underwriter; provided, however, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions on the Unsold Shares reallocated to it (which underwriting commission, expressed as a percentage, shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(f)	[In consideration of the agreement of the Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares and International Offer Shares, the Company shall pay, in respect of the International Offer Shares, to the Joint Representatives (for themselves and on behalf of the International Underwriters) at each Time of Delivery a gross commission equal to [●]% of the Offer Price (the “International Underwriters’ Commission”) for each International Offer Share (including each Unsold Share reallocated to the International Offering, each Reallocated Share reallocated to the Hong Kong Public Offering and each Option Share).] The Company shall pay, in respect of the Hong Kong Offer Shares, to the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters) at each Time of Delivery, an underwriting commission equal to [●]% of the Offer Price (the “Hong Kong Underwriters’ Commission”, and together with the International Underwriters’ Commission, the “Underwriters’ Commission”) for each Hong Kong Offer Share (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering). The Joint Representatives shall allocate the Underwriters’ Commission to all Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-A hereto.

(g)	In connection with the Global Offering, Morgan Stanley Asia Limited is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the date of this Agreement. The Stabilizing Manager may, in its sole and absolute discretion, appoint any of its Affiliates or any other person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (g). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization action taken pursuant to this subsection (g), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates, agents and/or subsidiaries not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance, of the price of any security of the Company. Any liabilities, expenses (including without limitation stock borrowing expenses and any expenses which the Stabilizing Manager has agreed to reimburse to the Lender in accordance with the terms of the Stock Borrowing Agreement) and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager [shall be borne equally] among the Joint Representatives. Any profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be [shared equally] among the Joint Representatives. The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager.

(h)	Each Joint Representative shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement by the Stabilizing Manager to investors under the International Offering. Such payment will be shared in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant Joint Representative in Schedule I-B hereto.

(i)	Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to [Morgan Stanley Asia Limited] as clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

2.	Payment and Delivery.

(a)	The Company hereby appoints Morgan Stanley Asia Limited through its Affiliates as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around [9:30 a.m., Hong Kong time], on [●], 2022 or such other time and date as the Joint Representatives, on behalf of the International Underwriters, and the Company may agree upon in writing, and, with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or around [9:30 a.m., Hong Kong time,] on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of the International Underwriters’ election to purchase such Option Shares, or such other time and date as the Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)	The International Offer Shares purchased hereunder (including any Unsold Shares reallocated to the International Underwriters), shall be made through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Joint Representatives (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer to accounts designated by the Company in Hong Kong dollars in immediately available funds at such Time of Delivery in the form, and in such authorized denominations and registered in such names as the Joint Representatives may (on behalf of each such International Underwriter) request. The International Underwriters must inform the Joint Representatives and the Company at least two business days prior to a Time of Delivery if the International Offer Shares are to be delivered to one or more nominees. The Company will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking at least 24 hours prior to the Time of Delivery.

(c)	It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of such delivery or transfer of International Offer Shares.

(d)	At each Time of Delivery, the Joint Representatives shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company under subsection 1(a) hereof at such Time of Delivery, the aggregate amount of (i) the gross commissions payable to the International Underwriters, (ii) the Trading Fee, the Transaction Levy and FRC Transaction Levy payable by the Company, on one hand, and purchasers of the International Offer Shares on the other hand (including any Unsold Shares reallocated to the International Offering) which the Joint Representatives will pay to the SEHK, the SFC and the FRC as applicable, on behalf of the Company, (iii) the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering), which shall be remitted by each of the International Underwriters to the settlement agent on or before each Time of Delivery, and which the Company hereby acknowledges and agrees that the Joint Representatives will be entitled to retain for their account, and which will be allocated among the Joint Representatives in the same proportion as the percentage of Firm Shares (subject to adjustment) set forth opposite the name of each Joint Representative in Schedule I-B hereto, and (iv) the amounts payable by the Company pursuant to Section 6 hereof in an amount agreed by the Company. To the extent that any amount has been deducted in connection with the Hong Kong Offer Shares under the Hong Kong Underwriting Agreement, it will not be deducted again under this agreement. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company are insufficient to cover the amounts payable to the Joint Representatives, Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters hereunder, the Company shall pay in full the shortfall at such Time of Delivery or forthwith upon demand by the relevant party to which the amount is payable by the Company.

(e)	The deliveries of the documents described in Section 7 hereof shall be made (i) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (ii) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Cleary Gottlieb Steen & Hamilton, 37th Floor, Hysan Place, 500 Hennessy Road, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at [8:00 p.m.,] Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.	Representations and Warranties.

The Company represents and warrants to, and agree with, each of the Joint Global Coordinators, Joint Sponsors, Joint Representatives, Joint Bookrunners, Joint Lead Managers and the International Underwriters the terms as set forth in Schedule III hereto. Each of such representations and warranties is made on the date hereof and deemed to be repeated as of the Time of Sale and at each Time of Delivery (as defined in Section 2 hereof) unless otherwise specifically set forth herein with reference to the facts and circumstances then subsisting.

Any certificate signed by any officer or director of the Company, and delivered to the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters.

4.	Covenants of the Company.

(a)	The Company agrees with each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters:

(i)	to prepare the Prospectus in a form approved by the Joint Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Joint Representatives promptly after reasonable notice thereof; to advise the Joint Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Joint Representatives with copies thereof, provided, however, that the Company will have no obligation to deliver such copies to the extent they are publicly available on the Company’s website or the SEC’s EDGAR reporting system; to file promptly all other materials required to be filed by the Company with the SEC pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares; to advise the Joint Representatives, promptly after it receives notice thereof, of (i) the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, (ii) any notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) any suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose or (v) any request by the SEC to amend or supplement the Registration Statement or the Prospectus or for additional information;

(ii)	in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(iii)	if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Joint Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Joint Representatives promptly after reasonable notice thereof;

(iv)	if by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to the Joint Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to the Joint Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares;

(v)	promptly from time to time to take such action as the Joint Representatives may reasonably request to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may reasonably request and to comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares; provided, however, that, in connection therewith, the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction;

(vi)	not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement, to furnish the International Underwriters with written and electronic copies of the Prospectus in such quantities as the Joint Representatives may have reasonably requested and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Joint Representatives and upon the Joint Representatives’ request to file such document and to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as the Joint Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon the Joint Representatives’ request but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as the Joint Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(vii)	if at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Joint Representatives and (ii) the Company has promptly amended or will. If requested by the Joint Representatives, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions contained in any Issuer Free Writing Prospectus made in reliance upon and in conformity with the International Underwriter Information (as defined below);

(viii)	if at any time subsequent to the Time of Sale, any further documents are filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II to this Agreement;

(ix)	to make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158), provided that the Company will be deemed to have furnished such statement to its security holders to the extent the same is furnished on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or on its website;

(x)	to pay the required SEC filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the provision therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(xi)	to use the net proceeds received by it from the sale of the Offer Shares in the manner specified in the section of the Prospectus under the caption “Use of Proceeds”;

(xii)	to have the Offer Shares approved for listing on the SEHK by the First Time of Delivery and use its best endeavors to maintain a listing for and refrain from taking any action that could jeopardize the listing status of, the Offer Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least one year after all of the conditions hereunder have been fulfilled (or waived), except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and applicable laws or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

(xiii)	upon request of any Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter, to furnish, or cause to be furnished, to such Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and the usage of such electronic version of the Company’s trademarks, service marks and corporate logo for use on the website by the Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter shall terminate upon completion of the distribution of the Offer Shares;

(xiv)	to comply with the Listing Rules and/or any other applicable Laws, including filing such relevant reports, documents, agreements and other information which may from time to time be required to be so filed by applicable Laws because the Offer Shares are outstanding;

(xv)	to maintain accounting and management systems that are relevant (A) to satisfy the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements and (B) to make a proper assessment of the financial position and prospects of the Company and other members of the Group both before and after listing on the SEHK;

(xvi)	prior to each Time of Delivery, to, and to cause all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Offer Shares, without the prior approval of the Joint Representatives;

(xvii)	for so long as the Offer Shares are outstanding, to file with the SEHK, the SFC, the Hong Kong Registrar of Companies, the Cayman Islands Registrar of Companies and any other relevant Governmental Authority, agency or instrumentality in Hong Kong, the PRC, the Cayman Islands, the United States and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Offer Shares are outstanding;

(xviii)	to provide to the Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager and International Underwriter all such information as known to it or which on due and careful enquiry ought to be known to it and whether relating to the Group or the Company or otherwise as may be required by the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Underwriters) in connection with the Global Offering for the purposes of complying with any requirements of applicable Laws or of the SEHK or of the SFC or of any other relevant Governmental Authority;

(xix)	to provide to the Joint Sponsors and Joint Representatives (for themselves and on behalf of the International Underwriters) any such other resolutions, consents, authorities, documents, opinions and certificates (other than those required to be delivered by the Company to the Joint Representatives under Section 7) which are relevant in the context of the Global Offering owing to circumstances arising or events occurring after the date of this Agreement but before 8:00 a.m. on the Listing Date and as the Joint Sponsors and/or the Joint Representatives may reasonably require;

(xx)	during the period of one year after the latest Time of Delivery, not to be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(xxi)	not to, and to cause any of its directors, officers, employees, Affiliates and agents of the Company or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of the Sanctions;

(xxii)	not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Registration Statement, the Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the Hong Kong Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(xxiii)	not to, and to cause its Affiliates or persons acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the Offer Shares other than the Registration Statement, the Disclosure Package and the Prospectus;

(xxiv)	until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of its directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(xxv)	not to, and cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of the foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilizing Manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(xxvi)	prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives, not to (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) cancel, waive, release or discount in whole or in part any debt or claim, or (D) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Effect;

(xxvii)	to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(xxviii)	subject to any waiver granted by the SEHK, to procure that no core connected person (as defined in the Listing Rules) will, and that relevant core connected person to procure that none of their respective close associates will, by itself or through a company controlled by it, apply for International Offer Shares either in its own name or through nominees, unless permitted to do so under the Listing Rules or having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Representatives (for itself and on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Lead Managers and the International Underwriters); and

(xxix)	to indemnify and hold each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of their Affiliates, directly or indirectly, harmless against any documentary, stamp or similar issuance or transfer Taxes, duties or fees and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC, the Cayman Islands, the United States or any other jurisdictions which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in the Registration Statement, the Disclosure Package or the Prospectus and the execution and delivery of this Agreements, and, in particular, to indemnify and hold the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of their Affiliates and any person acting on their behalf, directly or indirectly, harmless against any Trading Fee, Transaction Levy, FRC Transaction Levy or other levy which may be required to be paid in connection with the issuance of the Offer Shares and the listing of the Offer Shares on the SEHK (except where any of the foregoing persons purchase the International Offer Shares for their own proprietary investment accounts).

(b)	The Company hereby undertakes to each of the Joint Sponsors and the Joint Representatives (for themselves only) that, except for (a) the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to any exercise of the Over-allotment Option); (b) the issue of Class A Ordinary Share or ADSs pursuant to the 2015 Equity Incentive Plan, including one or more bulk issuances of such securities in contemplation of future issuances under the 2015 Equity Incentive Plan in compliance with the Listing Rules and applicable Laws; (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and American depositary receipt (“ADRs”) without enlarging the issued and outstanding share capital of the Company as at the date of this Agreement; or (e) repurchase of securities pursuant to the Company’s share repurchase programs existing on the date of the International Underwriting Agreement to the extent in compliance with the Listing Rules and applicable Laws, the Company will not, and will procure each other Group Entity not to, without the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves only) and unless in compliance with the Listing Rules, at any time during the period commencing on the date hereof and ending on the date falling six months after the Listing Date (the “First Six-Month Period”):

(i)	offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any legal or beneficial interest in any Class A Ordinary Shares or other securities of the Company or any share or other securities of such other Group Entity, as applicable, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any Class A Ordinary Shares or other securities of the Company or any shares or other securities of such other Group Entity, as applicable, or any interest in any of the foregoing), or deposit any Share or other securities of the Company or any shares or other securities of such Group Entity, as applicable, with a depositary in connection with the issue of depositary receipts); or

(ii)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Class A Ordinary Shares or other securities of the Company or any share or other securities of such other Group Entity, as applicable, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Class A Ordinary Shares or other securities of the Company or any share or other securities of such other Group Entity, as applicable, or any interest in any of the foregoing); or

(iii)	enter into any transaction with the same economic effect as any transaction described in Clause (i) or (ii) above; or

(iv)	offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any such transaction described in Clause (i), (ii) or (iii) above,

in each case, whether any such transaction described in Clauses (i), (ii) or (iii) above is to be settled by delivery of the Class A Ordinary Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Class A Ordinary Shares or other securities of the Company will be completed within the First Six-Month Period). For the avoidance of doubt, Clause (i) above shall not apply to any issue of debt securities by the Company which are not convertible into equity securities of the Company or of any other Group Entity or any transfer or sales of existing Class A Ordinary Shares registered on any register of members of the Company as of the date of this Agreement. In the event that, during the period of six months commencing on the date on which the First Six-Month Period expires (the “Second Six-Month Period”), the Company shall not enter into any of the transactions specified in Clause (i), (ii) or (iii) above or offer to or agree to or announce any intention to effect any such transaction such that any Controlling Shareholder, directly or indirectly, would cease to be a controlling shareholder (within the meaning defined in the Listing Rules) of the Company. In the event that the Company enters into any of the transactions specified in Clauses (i), (ii) or (iii) above or offers to or agrees to or announces any intention to effect any such transaction, the Company shall take all reasonable steps to ensure that it will not create a disorderly or false market in the securities of the Company.

5.	Issuer Free Writing Prospectus.

(a)	Each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC; any such free writing prospectus the use of which has been consented to by the Company and the Joint Representatives is listed on Schedule II hereto;

(b)	The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending;

6.	Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, to pay or cause to be paid all costs, expenses, fees, charges and Taxes in connection with or incidental to the Global Offering (whether or not the Global Offering is consummated), which shall include, without limitation, those relating to:

(a)	fees, disbursements and expenses of the Reporting Accountant;

(b)	fees, disbursements and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

(c)	fees, disbursements and expenses of all Legal Advisers to the Company and the Underwriters;

(d)	fees, disbursements and expenses of the Industry Consultant;

(e)	fees, disbursements and expenses of the Internal Control Consultant;

(f)	fees, disbursements and expenses of any public relations consultant;

(g)	fees, disbursements and expenses of any translators;

(h)	fees, disbursements and expenses of the Receiving Bank and the Nominee;

(i)	fees, disbursements and expenses of other agents and advisors of the Company relating to the Global Offering;

(j)	fees, disbursements and expenses related to the application for listing of the Class A Ordinary Shares on the Main Board, the filing or registration of any documents with any relevant authority (including without limitation, the Registrar of Companies in Hong Kong) and the qualification of the Offer Shares in any other jurisdiction as referred to in the Offering Documents;

(k)	fees, disbursements and expenses of the roadshow coordinator engaged by the Company;

(l)	all cost and expenses for roadshow (including but not limited to pre-deal or non-deal roadshow or investor education or net roadshow), conducting pre-marketing, presentations or meetings undertaken in connection with the marketing of the Global Offering and sale of the Offer Shares to prospective investors;

(m)	all costs and expenses of conducting the syndicate analysts’ briefing and other presentations relating to the Global Offering;

(n)	fees, disbursements and expenses of the financial printer retained by the Company for the Global Offering;

(o)	all printing and advertising costs in relation to the Global Offering;

(p)	all costs of preparing, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)	all cost of preparing, printing or producing any agreement among the Hong Kong Underwriters, agreement among the International Underwriters, this Agreement, the Hong Kong Underwriting Agreement, agreement between syndicates, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and deliver of the Offer Shares;

(r)	all costs, fees and out-of-pocket expenses incurred by the Joint Sponsors, the Joint Global Coordinators, the Underwriters or any of them or on their behalf under this Agreement and Hong Kong Underwriting Agreement in connection with the Global Offering, or incidental to the performance of the obligations of the Company pursuant to this Agreement which are not otherwise specifically provided for in this Section 6 or pursuant to any other agreements between the Company and the Joint Sponsors;

(s)	the Trading Fee, FRC Transaction Levy and the Transaction Levy payable by the Company and all capital duty (if any), stamp duty (if any), premium duty (if any), fees, charges, expenses, Taxation and levy payable in respect of the creation and issue, allotment, sale and delivery of the International Offer Shares, the International Public Offering or the execution and delivery of and the performance of any provisions of this Agreement;

(t)	all costs of preparing, printing, dispatch, filing and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto, which, for the avoidance of doubt, include all costs incident to preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;

(u)	all processing charges and related expenses payable to HKSCC;

(v)	all costs and expenses related to the preparation and launching of the Global Offering incurred by the Company;

(w)	fees and expenses related to company searches, litigation searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

(x)	all CCASS transaction fees payable in connection with the Global Offering;

(y)	all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offer Shares; and

(z)	all expenses and application fees related to the supplemental listing of the Offer Shares on the NYSE.

For the avoidance of doubt, unless otherwise first approved by the Company in writing, the amount of reimbursement of out-of-pocket expenses incurred by the Joint Sponsors or its Affiliates set out in Section 6, excluding any expenses or disbursement incurred on behalf of the Company (such as the expenses arising from conducting background and litigation searches, the fees of the Joint Sponsors’ legal counsels and other advisors, advertising and roadshow expenses), shall be subject to the cap set out in the Sponsors Engagement Letter. For the avoidance of doubt, nothing herein shall require the Company to pay, bear or reimburse any Taxes imposed in respect of net income or profits by a tax jurisdiction wherein the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters are incorporated or resident for tax purposes or operating through a fixed place of business arising out of any commission or fees received by such parties pursuant to this Agreement, other than any Tax imposed solely as a result of this Agreement or the transactions contemplated hereunder.

7.	Conditions to the Obligations of the International Underwriters. The obligations of the International Underwriters hereunder, as to the Offer Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)	the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433; no order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Joint Representatives;

(b)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of the comfort letters from the Reporting Accountant, dated respectively, the date of this Agreement, and the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, which letter shall cover, without limitation, the various financial disclosures and certain financial information contained in each of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(c)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of legal opinions of Davis Polk & Wardwell and affiliates, counsel for the Company as to Hong Kong law, dated the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Sponsors and the Joint Representatives (which shall include, but not limited to, opinions in respect of the Global Offering in form and substance satisfactory to the Joint Sponsors and the Joint Representatives);

(d)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of U.S. legal opinions and a 10b-5 letter of Davis Polk & Wardwell and affiliates, counsel for the Company as to U.S. law, dated the applicable Time of Delivery, and addressed to the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Representatives;

(e)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of PRC legal opinions of Jia Yuan Law Office, counsel for the Company as to PRC law, dated the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Sponsors and the Joint Representatives;

(f)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of Cayman legal opinions of Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands law, dated the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Sponsors and the Joint Representatives;

(g)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of an opinion of Cleary Gottlieb Steen & Hamilton (Hong Kong), counsel for the International Underwriters as to Hong Kong law, dated the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Sponsors and the Joint Representatives;

(h)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of U.S. legal opinions and a 10b-5 letter of Cleary Gottlieb Steen & Hamilton (Hong Kong), counsel for the International Underwriters as to U.S. law, dated the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Sponsors and the Joint Representatives;

(i)	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) shall have received at each Time of Delivery three signed originals of PRC legal opinions of Jingtian & Gongcheng, counsel for the International Underwriters as to PRC law, dated the applicable Time of Delivery, and addressed to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters concerning matters in form and substance satisfactory to the Joint Sponsors and the Joint Representatives;

(j)	neither the Company nor any of other members of the Group, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood, windstorm, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and (B) since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change in the share capital or long-term indebtedness of the Company and the Group Entities, taken as a whole, or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, business, properties, shareholders’ equity or results of operations of the Company and the Group Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in subsection (A) or (B) above, is in the reasonable judgment of the Joint Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k)	at each of the Time of Sale and at each Time of Delivery, the Company does not and will not have any debt securities outstanding that are rated by a “nationally recognized statistical rating organization”, as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act;

(l)	on or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market, The Stock Exchange of Hong Kong Limited, the London Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, or Hong Kong or PRC authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, or the PRC; (iv) the imposition of the proposal of exchange controls by any governmental authority in Hong Kong or the PRC; (v) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong, the PRC or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the Joint Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(m)	the Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Stabilizing Manager (or its affiliates or any person acting for it) shall have received executed copies thereof;

(n)	the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three signed originals of a certificate signed by one executive Director of the Company or their authorized representatives, dated the applicable Time of Delivery, satisfactory to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and in the form set forth in Exhibit A hereto;

(o)	the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three signed originals of a certificate signed by the Chief Financial Officer of the Company, dated the applicable Time of Delivery, satisfactory to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and in the form set forth in Exhibit B hereto;

(p)	the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three signed originals of a certificate signed by the joint company secretaries of the Company, dated the applicable Time of Delivery, satisfactory to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and in the form set forth in Exhibit C hereto;

(q)	the Company shall have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three certified true copies of the written resolutions by a designated committee or the authorized attorneys of the Board of the Company approving the determination of final offer price and basis of allotment, not later than 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) may agree;

(r)	the Company shall have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three certified true copies of Forms B duly completed and signed by each of the Directors, not later than 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) may agree;

(s)	the Company shall have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three copies of the letter from the SEHK approving the listing of the Class A Ordinary Shares, not later than 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) may agree;

(t)	the Hong Kong Offer Price and the International Offer Price shall have been fixed and the Price Determination Agreement shall have been duly executed by the Company and the Joint Representatives (for themselves and on behalf of the International Underwriters), on the Price Determination Date (or such later date as may be agreed between the Joint Representatives (for themselves and on behalf of the International Underwriters) and the Company) in accordance with the Hong Kong Underwriting Agreement and such agreement shall not subsequently have been terminated;

(u)	the Company shall have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three certified true copies of the Price Determination Agreement, each duly signed by the parties thereto, not later than 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) may agree;

(v)	the Company shall have furnished or caused to be furnished to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) three certified true copies of the Stock Borrowing Agreement dated the Price Determination Date, each duly signed by the parties thereto, not later than 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) may agree;

(w)	the relevant Controlling Shareholders of the Company shall have executed the lock-up undertakings;

(x)	the Company shall have complied with the provisions of Section 4(a)(vi) hereof with respect to the furnishing of prospectuses within the prescribed time period following the execution and delivery of this Agreement;

(y)	Admission shall have occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) on or before the Listing Date (or such later date as the Joint Sponsors and the Joint Representatives may (for themselves and on behalf of the International Underwriters) agree in writing) and Admission shall not subsequently have been revoked prior to the commencement of trading of the Class A Ordinary Shares on the Main Board and at each Time of Delivery;

(z)	Admission into CCASS in respect of the Class A Ordinary Shares shall have occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) on or before the Listing Date (or such later date as the Joint Sponsors and the Joint Representatives may (for themselves and on behalf of the International Underwriters) agree in writing) and such admission shall not subsequently have been revoked prior to the commencement of trading of the Shares on the Main Board and at each Time of Delivery; and

(aa)	the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder.

8.	Effective Date of Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)	If any of the conditions specified in Section 7 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the International Underwriters pursuant to Section 7 shall not be in all respects satisfactory in form and substance to the Joint Representatives, this Agreement and all obligations of the International Underwriters hereunder may be terminated by the Joint Representatives by notice (orally or in writing) to the Company at, or at any time prior to, [8:00 a.m.] on the date of the First Time of Delivery or any other Time of Delivery, as applicable; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify any condition precedent set forth in Section 7.

(c)	In addition, the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters), in their sole and absolute discretion and upon giving notice in writing to the Company to terminate this Agreement with immediate effect, if any of the following events shall occur at any time prior to 8:00 a.m. on the Listing Date:

(i)	there develops, occurs, exists or comes into effect:

i.	any event or series of events or circumstance in the nature of force majeure (including, without limitation, any acts of government, declaration of a national, regional or international emergency or war, calamity, crisis, epidemic, pandemic, outbreaks of diseases or its escalation, mutation or aggravation (including, without limitation, COVID-19, Severe Acute Respiratory Syndrome (SARS), swine or avian flu, H5N1, H1N1, H1N7, H7N9, Ebola virus, Middle East respiratory syndrome (MERS), monkeypox and such related/mutated forms), economic sanctions, strikes, labor disputes, lock-outs, fire, explosion, flooding, earthquake, volcanic eruption, civil commotion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting directly or indirectly Hong Kong, the PRC, the United States, the United Kingdom, Germany, the European Union (taken as a whole), India, Australia, Singapore, Japan, the Cayman Islands or any other jurisdiction relevant to any Group Entity (collectively, the “Relevant Jurisdictions”);

ii.	any change or development involving a prospective change, in or affecting the general affairs, management, financial, position, shareholder’s equity or results of operations of the Company and Group Entities, otherwise than as set forth or contemplated in the Hong Kong Prospectus;

iii.	any change or development involving a prospective change, or any event or circumstance or series of events or circumstances resulting or likely to result in or representing any change or development, or a prospective change or development or amendment, in or affecting any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or taxation or currency rates or foreign exchange regulations or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, a change in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets or a change in the system under which the value of the Hong Kong dollars is linked to the United States dollars or the Renminbi is linked to any foreign currency or currencies or devaluation of Hong Kong dollars or Renminbi against any foreign currencies or a change in any other currency exchange rates or the implementation of any exchange control), in or affecting any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

iv.	any moratorium, suspension, restriction or material limitation (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities generally on the SEHK, the NYSE, the NASDAQ Global Market, the London Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange;

v.	any general moratorium on commercial banking activities in or affecting Hong Kong (imposed by the Financial Secretary or the Hong Kong Monetary Authority or other competent Authority), New York (imposed at the U.S. Federal or New York State level or by any other competent Authority), London, mainland China, the European Union (taken as a whole), Japan or any of the other Relevant Jurisdictions (declared by the relevant authorities) or any disruption in commercial banking activities or foreign exchange trading or securities settlement, payment or clearance services, procedures or matters in or affecting any of those places or jurisdictions;

vi.	any change or development involving a prospective change in or affecting taxation affecting the Company, any of its Group Entities, or the Shares or transfer thereof;

vii.	the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Authority affecting the business or operations of the Company or Group Entities;

viii.	any litigation, proceedings, investigations, process for administrative sanctions or other actions initiated by any Authority before any Authority, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares, the listing and trading of the Class A Ordinary Shares on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby;

ix.	any new Law, statute, rule, order or regulation or any change or any development involving a prospective change in existing Laws or regulations or any event or circumstance likely to result in a change or any development involving a prospective change in (or in the interpretation or application by any court or governmental authority of) existing Law or regulations, in each case, in or affecting any of the Relevant Jurisdictions;

x.	any litigation, dispute, legal action or claim or regulatory investigation or action being threatened or instigated against any Group Entity or any of their respective directors or any Director;

xi.	any Director or member of senior management of the Company as named in the Base Prospectus being charged with an indictable offense or prohibited by operation of law or otherwise disqualified from taking part in the directorship position or management of a company;

xii.	any executive Directors or any other member of senior management of the Company as named in the Base Prospectus vacating his or her office other than as set forth in the Hong Kong Prospectus;

xiii.	a valid demand by creditors for repayment of any indebtedness of any Group Entity or in respect of which any Group Entity is liable prior to its stated maturity;

xiv.	any contravention by the Company, any Group Entity, or any Director of any law and regulations or the Listing Rules;

xv.	other than with the prior written consent of the Joint Representatives, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, the Green Application Form or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the SEHK and/or the SFC; or

xvi.	an order or petition for the winding up or liquidation of any Group Entity or any composition or arrangement made by any Group Entity with its creditors or a scheme of arrangement entered into by any Group Entity or any resolution for the winding-up of any Group Entity or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any Group Entity or anything analogous thereto occurring in respect of any Group Entity, which, individually or in the aggregate, in the sole and absolute opinion of the Joint Representatives (for themselves and on behalf of the International Underwriters):

i.	has or will or is likely to have a Material Adverse Effect, or

ii.	has or will have or is likely to have a material adverse effect or any development involving a prospective material adverse effect on the success of the Global Offering or the level of applications under the Hong Kong Public Offering or the level of interest under the International Offering, or

iii.	makes or will make or is likely to make it inadvisable, inexpedient or impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to be implemented or to proceed as envisaged or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offering Documents, or

iv.	has or will have or is likely to have the effect of (i) making any part of this Agreement (including underwriting), the Hong Kong Public Offering or the International Offering incapable of performance in accordance with its terms or (ii) preventing or delaying the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(ii)	there has come to the notice of the Joint Sponsors and Joint Representatives:

i.	any development or occurrence of a suspension or limitation in trading of the Company’s securities on the NYSE;

ii.	any development or occurrence of any non-compliance of the Offering Documents (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations in any material respect;

iii.	that any statement contained in the Offering Documents, the Formal Notice, announcements published on the website of the SEHK, the PHIP and/or any notices, press release, announcements, advertisements, investor communication materials, roadshow materials communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company relating to or in connection with the Global Offering (including any supplement or amendment thereto) but excluding factual information solely relating to the Underwriters, which only comprises the names, logos and addresses of such underwriters (collectively, the “Offer Related Documents”) was, when it was issued, or has become, untrue, incorrect, inaccurate or incomplete in any material respect or misleading or deceptive, or that any estimate, forecast, expression of opinion, intention or expectation contained in such documents is not fair and honest and based on reasonable grounds or reasonable assumptions, when taken as a whole;

iv.	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission from, or misstatement in, any part of Offer Related Documents;

v.	that there is a breach of, or any matter, event or circumstance rendering untrue, incorrect, incomplete, inaccurate or misleading in any respect, any of the warranties given by the Company in this Agreement or the Hong Kong Underwriting Agreement;

vi.	any material breach of any of the obligations imposed upon the Company to this Agreement or the Hong Kong Underwriting Agreement;

vii.	that there is any change or development with Material Adverse Effect;

viii.	that the approval by the Listing Committee of the listing of, and permission to deal in, (a) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); and (b) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis is refused or not granted, other than subject to customary conditions, on or before the Listing Date, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

ix.	that any of the Experts specified in the Hong Kong Prospectus (other than the Joint Sponsors) has withdrawn its respective consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

x.	a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including the additional Class A Ordinary Shares which the Company may be required to issue pursuant to the Over-allotment Option) pursuant to the terms of the Global Offering;

xi.	that the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering; or

xii.	a material portion of the orders placed or confirmed in the bookbuilding process have been withdrawn, terminated or cancelled.

(iii)	If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission under Section 1(f), but the Company shall, subject to the cap referred to in Section 6, pay or reimburse to the relevant parties all costs, fees, charges, taxes and expenses referred to in Section 6 which have been incurred or are liable to be paid by the International Underwriters and/or by the Joint Sponsors and/or by the Joint Bookrunners and/or by the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and International Underwriters) and the costs, fees, charges, taxes and expenses which are expressed to be borne by the Company forthwith on demand by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters or the relevant party which incurred the cost, expenses, fees, taxes and charges, as the case may be.

9.	Indemnity and Contribution.

(a)	The Company will indemnify and hold harmless each International Underwriter, [their respective affiliates,] each director, officer, employee, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offer Shares (“Marketing Materials”), including any “roadshow” as defined in Rule 433(h) under the Securities Act or investor presentations made to investors by the Company (whether in person or electronically), or the Prospectus or any amendment or supplement thereto, [or any Written Testing-the-Waters Communication,] or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter [their respective affiliates,] and each such director, officer, employee, controlling person, promptly upon demand for any legal or other expenses reasonably incurred by such International Underwriter [their respective affiliates,] and each such director, officer, employee, controlling person, in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company by such International Underwriter through the Joint Representatives expressly for use therein; it being understood and agreed that the only such information is the name and address of such International Underwriter appearing in the Registration Statement, the Disclosure Package or the Prospectus (collectively, the “International Underwriter Information”).

(b)	Each International Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, [or any Written Testing-the-Waters Communication,] or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, [or any Written Testing-the-Waters Communication,] in reliance upon and in conformity with the International Underwriter Information.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Joint Representatives. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Joint Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the International Offer Shares, or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other in connection with the offering of the International Offer Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Offer Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the International Offer Shares. The relative fault of the Company on the one hand and the International Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

10.	Increase in International Underwriters’ Commitments.

(a)	If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, the Joint Representatives may in their discretion arrange for one or more International Underwriters or other parties to purchase, such International Offer Shares on the terms contained herein. If within 36 hours after such default by any International Underwriter the Joint Representatives do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Joint Representatives to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed period, the Joint Representatives notify the Company that the Joint Representatives have so arranged for the purchase of such International Offer Shares, or the Company notifies the Joint Representatives that the Company has so arranged for the purchase of such International Offer Shares, the Joint Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Joint Representatives may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)	If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Representatives or, the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed 10% of the aggregate number of all of the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of International Offer Shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Representatives or, the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds 10% of the aggregate number of all of the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to an Additional Time of Delivery, the obligations of the International Underwriters to purchase or to procure purchasers for and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(d)	If this Agreement shall be terminated pursuant to this Section 10, the Company shall not be under any liability to any International Underwriter except as provided in Sections 6 and 9 hereof.

11.	Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Joint Representatives, Joint Global Coordinators, the Joint Bookrunners and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director of the Company, and shall survive delivery of and payment for the International Offer Shares.

12.	Notices.

(a)	In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

(b)	Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing, and

(i)	if to the International Underwriters, shall be delivered or sent by email to the Joint Representatives at:

China International Capital Corporation Hong Kong Securities Limited

Address:	29/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong
Email:	***
Attention:	***

Morgan Stanley Asia Limited

Address:	46/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Email:	***
Attention:	***

Merrill Lynch (Asia Pacific) Limited

Address:	55/F Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong
Email:	***
Attention:	***

(ii)	if to the Company, shall be delivered or sent by email to the Company at Huace Center, Building A, 10/F, Xihu District, Hangzhou City, Zhejiang Province, 310012, Attention: ***, Email: ***.

13.	Parties at Interest Successors and Assigns. This Agreement shall be binding upon and inure solely for the benefit of the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the officers and directors of the Company, and each person who controls any Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners and the Joint Lead Managers and International Underwriters may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 9 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

14.	Time of the Essence. Time shall be of the essence of this Agreement.

15.	No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Offer Shares; the Joint Representatives, in their role as such, are acting solely as the Joint Representatives of the Global Offering; the Joint Global Coordinators, in their role as such, are acting solely as the Joint Global Coordinators of the Global Offering; the Joint Bookrunners, in their role as such, are acting solely as the Joint Bookrunners of the Global Offering; and the Joint Lead Managers, in their role as such, are acting solely as the Joint Lead Managers of the Global Offering; the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall be not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to it in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

16.	Entire Agreement. This Agreement, and in the case of the Joint Sponsors, also together with the respective engagement letters between the Company and the Joint Sponsors only in their respective capacity as a Joint Sponsor, constitutes the entire agreement amongst the Company, the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters relating to the underwriting of the International Offering and supersedes and extinguishes (other than the engagement letters between the Company and the Joint Sponsors) any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement at any time prior to the execution of this Agreement (the “Pre-contractual Statements”). Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement, it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein. No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is incorporated into this Agreement or the documents referred to herein.

17.	Submission to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties, irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company appoints Cogency Global Inc., as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18.	Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, United States of America. The Company and the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Underwriting Agreements or the transactions contemplated thereby.

19.	Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

21.	Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$,” is of the essence. To the fullest extent permitted by Law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

22.	Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of any right of counterclaim or set-off and without deduction or withholding for or on account of, any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law if any taxation is required by the law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners or the Joint Lead Managers, the International Underwriters or the Hong Kong Underwriters, as applicable. For the avoidance of doubt, no such additional amount(s) will be payable pursuant to this paragraph on account of (i) any income Taxes or other Taxes imposed on the Joint Sponsors, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder; or (ii) any Taxes to the extent imposed as a result of the failure of a Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter to timely provide information or certification as reasonably requested by the Company that would have reduced or eliminated such Taxes.

23.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)	In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

As used herein,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, severally (and not jointly or jointly and severally).

[Signature pages to follow]

Very truly yours,

For and on behalf of
Tuya Inc.

By:
Name:
Title:

For and on behalf of
China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

Accepted and agreed to as of the date first above written
For and on behalf of
China International Capital Corporation Hong Kong Securities Limited

(on its own behalf and on behalf of each of the other International Underwriters)

By:
Name:
Title:

For and on behalf of

Morgan Stanley Asia Limited

Name:
Title:

Accepted and agreed to as of the date first above written

For and on behalf of

Morgan Stanley Asia Limited

(on its own behalf and on behalf of each of the other International Underwriters)

By:
Name:
Title:

For and on behalf of

Merrill Lynch (Asia Pacific) Limited

Name:
Title:

Accepted and agreed to as of the date first above written

For and on behalf of

Merrill Lynch (Asia Pacific) Limited

(on its own behalf and on behalf of each of the other International Underwriters)

By:
Name:
Title:

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT IN GLOBAL OFFERING

Underwriter	Number of Firm Shares	Percentage of Firm Shares
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
Morgan Stanley Asia Limited	[●]	[●]
Merrill Lynch (Asia Pacific) Limited	[●]	[●]
CMB International Capital Limited	[●]	[●]
Tiger Brokers (HK) Global Limited	[●]	[●]
Total	7,300,000	100.0%

SI-A-1

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS

International Underwriter	Number of Firm Shares	Percentage of Firm Shares
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
Morgan Stanley Asia Limited	[●]	[●]
Merrill Lynch (Asia Pacific) Limited	[●]	[●]
CMB International Capital Limited	[●]	[●]
Tiger Brokers (HK) Global Limited	[●]	[●]
Total	6,570,000	100.0%

SI-B-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE DISCLOSURE PACKAGE)

N/A

OTHER INFORMATION INCLUDED IN THE DISCLOSURE PACKAGE

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[●] per Offer Share.

S-II-1

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as follows:

1.	Hong Kong Offering Documents

1.1	(A) none of the Hong Kong Public Offering Documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) no individual Supplemental Offering Material conflicted or will conflict with the Hong Kong Public Offering Documents in any material respect (as used herein, “Supplemental Offering Material” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares including without limitation, any roadshow material, and press releases, if any, relating to the Offer Shares that constitutes such written communication, other than the Hong Kong Public Offering Documents or amendments or supplements thereto); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company directly or indirectly by or on behalf of the Joint Sponsors, the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters expressly and specifically for use therein. For the purposes of this paragraph, the only information furnished in writing to the Company by or on behalf of the Hong Kong Underwriters expressly and specifically for use in Hong Kong Public Offering Documents is their name and address (collectively “the Underwriter Information”);

1.2	The Company (including, without limitation, its agents and representatives, other than the Hong Kong Underwriters and the International Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any Supplemental Offering Material, without the prior consent of the Joint Representatives;

1.3	Each of the Hong Kong Public Offering Documents contains or includes (A) all material information and particulars required of a prospectus and/or listing document to comply with the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the Stock Exchange (collectively, the “Listing Rules”) and all other Laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the Stock Exchange (unless any such requirement has been waived or exempted by the relevant Authorities), and (B) all such material information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the businesses, assets and liabilities, financial position, profits and losses, and prospects of the Company and the rights attaching to the Shares.

2.	Offer Shares

2.1	The Offer Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be validly issued, fully paid and non-assessable and will conform to the description of the Shares contained in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of such Offer Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

3.	No Material Adverse Change

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and Group Entities, taken as a whole; (B) there has been no purchase of its own outstanding share capital by the Company (except for purchases made pursuant to its publicly announced share repurchase program), no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (C) there has been no material adverse change in the share capital, indebtedness or net assets of the Company and Group Entities; (D) neither the Company nor any of the Group Entities has (i) entered into or assumed any material transaction or agreement, (ii) incurred, assumed or acquired any material liability or obligation, direct or contingent, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (iv) agreed to take any of the foregoing actions; and (v) neither the Company nor any of the Group Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

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4.	Title to Property

None of the Company and its Group Entities owns any real property. Each of the Company and the Group Entities has good and marketable title (or, in the case of real properties located in the PRC, valid land use rights and building ownership certificate(s) with respect to such real property) to all personal property, in each case, owned by them which is material to the business of the Company and the Group Entities, taken as a whole, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Group Entities. Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, any real property and buildings held under leases are held by the Company and the Group Entities and are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Group Entities, taken as a whole.

5.	Organization and Good Standing

5.1	Each of the Company and the Group Entities has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own or lease its property and to conduct its business as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conducts of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Group Entities, taken as a whole. All their currently effective constitutive documents comply with the requirements of applicable laws of jurisdictions of their incorporation or organization in material respects and are in full force and effect. Other than those as set forth in each of the Hong Kong Public Offering Documents, the Registration Statements, the Disclosure Package and the Prospectus, there is no other major subsidiary or Consolidated Affiliated Entity of the Company.

5.2	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. Save for the requirements that have been or will be waived by the Authorities, the memorandum of association, articles of association and other constitutive documents and the business registration certificate of the Company comply with the applicable Laws of Hong Kong (including, without limitation, the Listing Rules) and the requirements of the Laws of the Cayman Islands and are in full force and effect.

6.	Capitalization

As of the date of this Agreement, the Company has authorized and issued share capital as set forth in each of the Hong Kong Public Offering Documents , the Registration Statement, the Disclosure Package and the Prospectus. The issued share capital of the Company has been duly authorized, validly issued, is fully paid and non-assessable and conform to the description thereof contained in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) all of the issued share capital of each of the Group Entities has been duly authorized and validly issued, is duly paid and non-assessable; (B) all of the issued and outstanding share capital of each of the Group Entities (other than the Consolidated Affiliated Entity) is owned by the Company, directly or indirectly through subsidiaries, free and clear of any Encumbrance; (C) all of the issued share capital of each of the Group Entities have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no Encumbrance; (D) except as described in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants, or options to acquire from the Company, or obligations of the Company to issue, Offer Shares, or any other class of the share capital of the Company, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Group Entities; (E) the Offer Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the HKSCC; and (F) the Offer Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof.

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7.	No Other Offerings

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to the 2015 Equity Incentive Plan or other employee benefit or equity incentive plans of the Company, or pursuant to outstanding options, rights or warrants; (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase Shares or any other share capital of or other equity interests in the Company or any of the Group Entities; and (C) no person has the right to act as an underwriter to the Company in connection with the offer and sale of the Offer Shares.

8.	No Registration Rights

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

9.	No Conflict

9.1	Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities is (A) in breach or violation of any provision of applicable Laws, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or Authority in any jurisdiction where it was incorporated or operates, (C) in breach or violation of its respective constitutive or organizational documents, (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Group Entities is subject, or (E) in violation of any judgment, order or decree of any Authority having jurisdiction over the Company or any of the Group Entities or any of their respective properties, assets or operations, except in the case of (A), (B), (D) and (E), for such breaches, violations, and defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

9.2	The execution, delivery and performance by the Company of its obligations under, this Agreement, the Hong Kong Underwriting Agreement and each of the Operative Documents (collectively, the “Transaction Documents”), the issuance and sale of the Offer Shares and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated under the Transaction Documents, do not and will not, whether with or without the giving of notice or passage of time or both, contravene (A) any provision of applicable Laws or the memorandum and articles of association or other constitutive or organizational documents of the Company, (B) any agreement or other instrument binding upon the Company or any of the Group Entities that is material to the Company and the Group Entities, taken as a whole, or (C) any judgment, order or decree of any Authority, except in the case of (B) and (C), as would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Hong Kong Public Offering Documents, no consent, approval, authorization or order of, or qualification with, any Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents, except for such as have been obtained, for the registration of the Offer Shares under the Securities Act, the listing of the Offer Shares on the Main Board of the Stock Exchange, for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under applicable state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters, and for such approval from the Stock Exchange for the listing of and permission to deal in the Shares on the Main Board of the Stock Exchange.

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10.	Operating and other Company Data; Statistical and Market related Data

(A) All operating and other Company data disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus are true and accurate in all material respects; and (B) any statistical, industry-related and market-related data included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

11.	Absence of Proceedings

11.1	Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, there is (A) no legal or governmental actions, suits or proceedings (including any inquiries or investigations by any Authority), before or brought by any Authority now pending or , to the best knowledge of the Company after due and careful inquiry, threatened, (B) no Laws that have been enacted, adopted or issued, and (C) no judgment, decree or order of any Authority against or affecting the Company or any of the Group Entities or, to the Company’s knowledge, any of their respective executive officers or directors, which, in any such case described in clause (A), (B) or (C) above, would result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder and thereunder, or is required to be described in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus but are not so described.

11.2	None of the Company, the Group Entities, nor any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or, to the best of the Company’s knowledge after due and careful inquiry, threatened, to wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent the Company or any of the Group Entities.

11.3	(A) neither the Company nor any of the Group Entities which is a party to a joint venture or shareholders’ agreement is in dispute with the other parties to such joint venture or shareholders’ agreement and (B) to the best knowledge of the Company, there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties, except where such dispute described in clause (A) or (B) above would not, individually or in the aggregate, result in a Material Adverse Change.

12.	Possession of Licenses and Permits

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (i) each of the Company and the Group Entities possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, federal, state, local or foreign Authorities, for the Company and each of the Group Entities that are necessary to conduct their respective businesses (collectively, “Governmental Licenses”); (ii) each of the Company and the Group Entities is in material compliance with the terms and conditions of all such Governmental Licenses; (iii) all such Governmental Licenses are valid and in full force and effect in all material respects and contain no materially burdensome restrictions or conditions not described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus; (iv) neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or adverse modification of any such Governmental License; (v) neither the Company nor any of the Group Entities has any reason to believe that any such Governmental License will not be renewed in the ordinary course; except in the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

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13.	Intellectual Property

Except as would not reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities taken as a whole, (i) the Company and the Group Entities own, possess, have been authorized to use, or can acquire on reasonable terms, sufficient rights to use all trademarks, trade names, service marks, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of their business in the manner as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus; (ii) there has been no infringement, misappropriation or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or any Group Entity of any third party’s Intellectual Property Rights; (iii) there is no pending or threatened action, suit, proceeding or claim by any third party against the Company or any Group Entity’s rights in or to any of such third party’s Intellectual Property Rights; (iv) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any of the Company’s or the Group Entities’ Intellectual Property Rights, (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any Group Entity infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of such third party.

14.	Cybersecurity and Data Protection

Except for those would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Group Entities have complied and are presently in compliance with all internal and external privacy policies and information notices, contractual obligations, industry standards, regulatory guidelines, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure and any other processing by the Company or the Group Entities of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), (ii) none of the Company or the Group Entities has received any notification of or complaint regarding, or is aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance by any of them with any Data Security Obligation, (iii) to the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging the Company’s or any Group Entity’s non-compliance with any Data Security Obligation, (iv) the Company and each Group Entity have implemented and maintained reasonable technical and organizational measures designed to protect the security and integrity of the Data used in connection with the operation of the Company’s and each of the Group Entities’ businesses, (v) without limiting the foregoing, the Company and each of the Group Entities have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures, including oversight, access controls, encryption, technological, organizational and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized or unlawful distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any Data used in connection with the operation of the Company’s or any of the Group Entities’ businesses (“Breach”), and (vi) there has been no such Breach, and neither the Company or any of the Group Entities has been notified of or has any knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

Except as disclosed in the Hong Kong Public Offering Documents, Registration Statement, the Disclosure Package and the Prospectus, none of the Company or Group Entities is the subject of any investigation, or has received any inquiry, notice, warning, sanction or claim, or is a party to or affected by any pending or, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Cybersecurity Law of the PRC, in particular, neither the Company nor Group Entities is currently subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), except which would not, if determined adversely to the Company or any of the Group Entities, individually or in the aggregate, result in a Material Adverse Change.

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15.	Absence of Labor Disputes

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, no material labor dispute with the employees or third-party contractors of the Company or any of the Group Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Group Entities that could reasonably be expected to have a Material Adverse Effect. The Company and the Group Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

16.	Payment of Taxes

(i) The Company and each of the Group Entities have filed all national, local, federal, state and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Group Entities which, singly or in the aggregate, has had (nor does the Company nor any of the Group Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or Group Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the United States generally accepted accounting principles (the “US GAAP”). (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Group Entities as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

17.	Insurance

Each of the Company and the Group Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any of the Group Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Group Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

18.	Investment Company Act

The Company is not, and after giving effect to the Global Offering and sale of the Offer Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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19.	Independent Accountant

The Reporting Accountants, PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Hong Kong Institute of Certified Public Accountants and its rulings and interpretations.

20.	Accounting Controls, Disclosure Controls and Procedures

20.1	The Company maintains a system of internal controls over financial reporting and accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

20.2	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company or any of the Group Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

20.3	Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Group Entities has established, maintained and evaluated, or by the Listing Date shall have established, disclosure and corporate governance controls and procedures that comply with the requirements of the Corporate Governance Code as set forth in Appendix 14 to the Listing Rules, other than to the extent waived by the Stock Exchange, to ensure that (A) material information relating to the Company or any of the Group Entities is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy- backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

21.	FPI

The Company is a “foreign private issuer” (“FPI”) within the meaning of Rule 405 under the Securities Act.

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22.	Sarbanes-Oxley Act

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

23.	Anti-Corruption, Anti-Money Laundering and Sanctions Compliance

23.1	Neither the Company nor any of the Group Entities, nor any director or officer thereof nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of the Group Entities or their respective affiliates, (A) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts or anything else of value, directly or indirectly, to a “government official” (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or person acting in an official capacity for or on behalf of, any of the foregoing) or to any other individual or entity (“Person”) to influence official action or secure an improper advantage or to take any other action in a violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law in each case as amended from time to time (collectively the “Anti-Corruption Laws”); (C) has taken or will take any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (D) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws; and the Company and Group Entities and their respective affiliates have each conducted their respective businesses in compliance with applicable Anti-Corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

23.2	The operations of the Company and the Group Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Group Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) , and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Group Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

23.3	(A) Neither the Company nor any the Group Entities, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of the Group Entities, is a Person that is, or is owned 50 percent or more or controlled by one or more Persons that are: (i) subject or target of any sanctions administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), including but not limited to inclusion in the Non-SDN Chinese Military Industrial Complex Company List, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”).

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(B) The Company and the Group Entities will not, directly or indirectly, use the proceeds of the Offer Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any dealings, activities or business in, with or relating to any country, territory or Person that, at the time of such funding or facilitation, is a Sanctioned Country; a Person that is the subject or target of Sanctions, or which is owned 50 percent or more or controlled by any such Person; or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and the Group Entities, including any respective director, officer or employee thereof, and, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of the Group Entities have not engaged in, are not now engaged, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with , in, or relating to any Sanctioned Country. No investigation, inquiry, action or suit or proceeding by or before any Authority, involving any actual or alleged violations of any Sanctions by the Company and its Group Entities, is pending, or to the knowledge of the Company, threatened.

24.	Environmental Laws

(i) The Company and the Group Entities, (A) are in compliance with any and all applicable foreign, national, federal, state and local laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC and the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

25.	Dividends

Except as disclosed in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (i) none of the Company or any of the Group Entities is currently prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any of the Group Entities or (C) transferring any of its properties or assets to the Company or any Group Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of the Group Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Authority in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Authority having jurisdiction over such Person.

26.	Validity of Consolidated Affiliated Entity Agreements

26.1	The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the Consolidated Affiliated Entity, and shareholders of the Consolidated Affiliated Entity, as the case may be (collectively the “VIE Agreements”), as set forth in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Group Entities, taken as a whole, which has not been previously disclosed or made available to the Hong Kong Underwriters and disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus.

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26.2	Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, constitutes a valid and legally binding obligation of the parties thereto and, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, except for such withdrawal, revocation or non-fulfilment of condition precedent as would not reasonably be expected to have a Material Adverse Effect. Except as described otherwise in the Hong Kong Public Offering Documents and the Prospectus, the corporate structure of the Company as described in the Hong Kong Public Offering Documents and the Prospectus under the caption “History, Development, and Corporate Structure” complies with all applicable laws and regulations of the PRC, and neither the Company’s corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Group Entities or shareholders or sponsors of the Consolidated Affiliated Entity in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

26.3	Except as described the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Group Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Group Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the properties of the Company or any of the Group Entities is subject, except in the case of (B) and (C), where such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, each VIE Agreement is in full force and effect and, to the best knowledge of the Company, none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and to the best knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Consolidated Affiliated Entity, through its rights to authorize the shareholders or sponsors, as the case may be, of the Consolidated Affiliated Entity to exercise their voting rights.

27.	SAFE Registrations

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

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28.	Due Authorization

The Company has full right, power and authority to execute and deliver this Agreement, the Hong Kong Underwriting Agreement and each of the Transaction Documents and to perform its obligations under the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated under the Transaction Documents has been duly and validly taken. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any such Transaction Document, it is not necessary that any such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands, or that any stamp or similar tax in the Cayman Islands be paid on or in respect of any such Transaction Document or any other documents to be furnished hereunder, except for Cayman Islands stamp duty which may be payable if the original Transaction Documents or any other documents to be furnished under are brought to or executed in the Cayman Islands.

29.	Accounts and other Financial Information

29.1	The Reporting Accountants, who have audited certain financial statements of the Group, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

29.2	(A) The audited consolidated financial statements and the related notes thereto included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Group as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Group for the periods specified; and said financial statements have been prepared in conformity with in all material respects the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the SEC and in all material respects in conformity with US GAAP applied on a consistent basis during the periods involved; (B) the unaudited interim financial results for the three months ended March 31, 2021 and as of March 31, 2022 contained in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; (C) Neither the Company, nor any of the Group Entities has any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements), not described in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. (D) Except as included therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act, unless otherwise waived; and (E) All disclosures contained or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;

29.3	The unaudited pro forma financial information and the related notes thereto included in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules, and the assumptions underlying such unaudited pro forma financial information are reasonable and are set forth in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.

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29.4	The memorandum on profit forecast for the 8 months ending December 31, 2022 and on working capital forecast for the 14 months ended June 30, 2023 has been approved by the Directors and reviewed by the Reporting Accountants, has been prepared by the Company on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable.

29.5	No material information was withheld from the Reporting Accountants or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus or their review of the Company’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

30.	Accuracy of Information

30.1	All statements or expressions of opinion or intention and all forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the sufficiency of working capital, use of proceeds, profit forecast, critical accounting policies, indebtedness and prospects) contained in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus have been made after due and proper consideration and on the bases and assumptions referred to therein and represent or will represent reasonable and fair expectations truly and honestly held based on facts known to the Company and/or any of its directors.

30.2	All information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of the Company or its authorized representatives to the Stock Exchange, the SFC, the SEC, the Joint Sponsors, the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Hong Kong Underwriters, the Reporting Accountants, the Internal Control Consultant and the legal advisers to the Company or the Underwriters, was so disclosed or made available in good faith and was when given and, except as subsequently disclosed in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus or otherwise notified to the Stock Exchange, the SFC or the SEC, as applicable, remains complete, true and accurate in all material respects and not misleading.

30.3	All public notices, announcements and advertisements (including the Formal Notice) published on the website of the Stock Exchange in connection with the Global Offering and all filings and submissions provided by or on behalf of the Company and/or any of its directors or officers, to the Stock Exchange, the SFC and/or any relevant Authority in connection with the Global Offering conform, in all material respects, to the requirements of all applicable Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company directly or indirectly by or on behalf of the Joint Sponsors, the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters expressly and specifically for use therein. The information furnished in writing to the Company by or on behalf of the Hong Kong Underwriters expressly and specifically for use in Hong Kong Public Offering Documents is the Underwriter Information.

31.	Certificates from Director(s) / Officer(s)

Any certificate signed by any officer or director of the Company, as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, and delivered to the Hong Kong Underwriters and the International Underwriters, counsel for the Hong Kong Underwriters and the International Underwriters, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Hong Kong Underwriter and International Underwriter.

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32.	No Finder’s Fee

There are no contracts, agreements or understandings between the Company or any of the Group Entities and any person that would give rise to a valid claim against the Company or the Group Entities or any Hong Kong Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

33.	No Underwriter Tax Liabilities

Except as described in the Hong Kong Public Offering Documents, and save for any Trading Fee, Transaction Levy, FRC Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilizing Manager and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the Hong Kong Underwriters, or otherwise imposed on any payments made to the Hong Kong Underwriters, acting in their capacity as Hong Kong Underwriters, under the laws of PRC, Cayman Islands or Hong Kong in connection with (A) the issuance of the Offer Shares to the Hong Kong Underwriters by the Company; (B) the sale and delivery by the Hong Kong Underwriters of the Hong Kong Offer Shares; (C) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (D) any subsequent transfer of, or agreement to transfer, the Hong Kong Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the Hong Kong Underwriters); or (E) deposit of the Offer Shares with the HKSCC.

34.	Related Party Transactions and Connected Transactions

34.1	Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) there is no material indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of the Group Entities on the one hand and any director or executive officer of the Company or any of the Group Entities or the affiliates or members of the immediate families of such director or executive officer on the other hand; (B) no material relationships or material transactions, direct or indirect, exist between any of the Company or Group Entities, on the one hand, and their respective shareholders, sponsors, affiliates, officers and directors, 10% or greater shareholders or any affiliates or family members of such persons on the other hand, and (C) none of the Company or any of the Group Entities is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate, including any person who formerly was a director, an executive officer and/or a 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

34.2	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), the Connected Transactions disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus have been entered into and carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole. The Company has complied with the terms of the Connected Transactions disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus in all material respects.

35.	Blue Sky Qualification

The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the Offer Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Joint Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offer Shares.

36.	Operating and Financial Review and Prospect

The section entitled “Financial Information—Critical Accounting Policies, Judgments and Estimates” included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus truly, accurately and fairly describes in all material respects: (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the material judgments and uncertainties affecting the application of Critical Accounting Policies, and estimates; (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s legal counsel and independent public accountants with regard to such disclosure. The section entitled “Financial Information” in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus accurately and fully describes: (A) all material trends, demands, commitments and events known to the Company, and, uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, if any, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources.

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37.	FINRA

There are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of the Group Entities or to the knowledge of the Company, any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the SEC. Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Offer Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

38.	Company is a Well-Known Seasoned Issuer

The Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares.

39.	Company is not an Ineligible Issuer

The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares, without taking account of any determination by the SEC pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an “ineligible issuer”.

40.	M&A Rules

The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce (which has been merged into the State Administration for Market Regulation), the CSRC and the SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Hong Kong Public Offering Documents and the Registration Statement, the Disclosure Package and the Prospectus, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the Stock Exchange and the New York Stock Exchange and by this Agreement and the consummation of the transactions contemplated by this Agreement and the Hong Kong Underwriting Agreement (i) are not and will not be, as of the date hereof or as of each Time of Delivery (as defined in the International Underwriting Agreement), as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

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41.	Experts

41.1	To the knowledge of the Company, each of the Internal Control Consultant, the Reporting Accountants and the Company’s legal advisors is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest and has not withdrawn its consent to including its report, opinions, letters or certificates (where applicable and as the case may be) in the Hong Kong Prospectus.

41.2	(A) The factual contents provided by the Company to facilitate the reports, opinions, letters or certificates (if any) of the Reporting Accountants and any legal advisor to the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate) and no fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates (if any) misleading, and the opinions attributed to the directors of the Company in such reports, opinions, letters or certificates (if any) are held in good faith based upon facts within the best of their knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants or any legal advisor of the Company, as applicable, for the purposes of their preparation of their report, opinion, letter or certificate (if any) (whether or not contained in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus) and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading;

42.	eXtensible Business Reporting Language

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for and are prepared in accordance with the SEC’s rules and guidelines applicable thereto.

43.	Validity of Choice of Law

43.1	Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions hereof and enforce judgments of U.S. courts obtained against the Company to enforce the Transaction Documents, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus; under the laws of the PRC, the choice of law provisions set forth hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus.

43.2	The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of the Cayman Islands, the PRC and Hong Kong; the Company can sue and be sued in its own name under the Laws of Hong Kong; this Agreement shall be governed by and construed in accordance with the laws of Hong Kong are legal, valid and binding under the Laws of Hong Kong and will be respected by the courts of the Cayman Islands, PRC and Hong Kong; service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; the arbitration agreement contained in this Agreement is a valid and effective agreement by the Company to submit to arbitration; the agreement that each party to this Agreement shall defer any dispute to arbitration, and the agreement that the arbitration agreement shall be governed by and construed in accordance with the laws of Hong Kong are legal, valid and binding under the laws of the Cayman Islands, the PRC and Hong Kong and will be respected by the courts of the Cayman Islands and Hong Kong and, to the extent permitted under the PRC Civil Procedures Law and relevant civil procedure rules, will be respected by courts of the PRC; and any award obtained in the HKIAC arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced by the courts of the Cayman Islands and Hong Kong and, to the extent permitted under the PRC Civil Procedures Law and relevant civil procedure rules, will be respected by courts of the PRC, subject to the uncertainty as disclosed in the section of each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus.

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44.	No Other Arrangements relating to the Sale of Offer Shares

The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of the Offer Shares other than this Agreement and the Hong Kong Underwriting Agreement.

45.	Material Contracts

The Company is not a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed but not so disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus.

46.	Market Conduct

Save for the appointment of the Stabilizing Manager of the Global Offering as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, none of the Company and any of the Group Entities, or to the Company’s knowledge after due and reasonable enquiry, any of their respective directors, officers and Affiliates, (A) has taken, directly or indirectly, any action which was designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (B) has taken, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

47.	Other United States Aspects

47.1	The Registration Statement, Preliminary Prospectus, Prospectus, any Issuer Free Writing Prospectus, and the filing of the Registration Statement, Preliminary Prospectus, Prospectus, any Issuer Free Writing Prospectus with the SEC have been or will be duly authorized by and on behalf of the Company, and the Registration Statement have been or will be duly executed pursuant to such authorization by and on behalf of the Company.

47.2	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

47.3	no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceeding for that purpose has been initiated. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

47.4	The statements in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Business,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

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47.5	Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares (each such communication by the Company or its agents and representatives an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II to the International Underwriting Agreement, each electronic road show and any other written communications, in each case approved in writing in advance by the Joint Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

47.6	There are no debt securities or preferred shares of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

48.	Exchange Act Reporting Requirements

The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

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EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

OFFICERS’ CERTIFICATE OF THE COMPANY REGARDING FINANCIAL, OPERATIONAL AND BUSINESS DATA

EXHIBIT C-1

SECRETARY’S CERTIFICATE

EXHIBIT C-2

SECRETARY’S CERTIFICATE

exhibit d

FORM OF OVER-ALLOTMENT OPTION EXERCISE NOTICE